Exhibit 10.19

ADVISORY BOARD AGREEMENT

I

PARTIES

THIS ADVISORY BOARD AGREEMENT (the “Agreement”) is entered into effective as of the 28th day of July, 2020 (the “Effective Date”), by and between DATA443 RISK MITIGATION, INC., a Nevada corporation (“ATDS”); and, OMKHARAN ARASARATNAM, an individual residing in the State of New York (“Advisor”). ATDS and Advisor are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. ATDS is engaged in the business generally described as cybersecurity, with an emphasis on data loss prevention (the “Business”). As used herein, the term Business shall be all encompassing of all aspects of the business conducted by ATDS and its parent and subsidiary and affiliated companies, whether historical, current, or as conducted in the future.

B. The principal place of business of ATDS is located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina, 27560 (the “Premises”).

C. Advisor represents to possess certain skills and contacts directly related to the Business and which would enable Advisor to benefit the Business and ATDS.

D. ATDS desires to retain the services of Advisor, and Advisor desires to be retained by ATDS, as a member of the Advisory Board of ATDS (the “Advisory Board”), pursuant to the terms and conditions contained herein.

E. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

APPOINTMENT

3.1 Position. ATDS hereby appoints Advisor to serve as a member of the Advisory Board, and Advisor herby accepts such appointment.

3.2 Services. Advisor shall perform those services (the “Services”) as reasonably requested by ATDS from time-to-time, including, though but not limited to (i) the services described in the Advisory Board Charter, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference; (ii) attending meetings or conference calls in connection with the Services; and, (iii) answering questions and providing advice. Advisor shall devote Advisor’s commercially reasonable efforts and attention to the performance of the Services on a timely basis.

3.3 No Conflicts. Advisor hereby represents, warrants, and covenants that Advisor has the right, power, and authority to enter into this Agreement, and that neither the execution nor delivery of this Agreement, nor the performance of the Services by Advisor will conflict with or result in a breach of, or default under, any contract, covenant, or instrument under which Advisor is now or hereinafter becomes obligated.

3.4 Performance. Advisor shall perform the Services in a timely and professional manner consistent with industry standards, and at a location, place, and time which the Advisor deems appropriate, unless expressly agreed to the contrary by the Parties, which agreement may be verbal. Advisor may not subcontract or otherwise delegate its obligations under this Agreement without the prior written consent of ATDS.

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3.5 Status. Advisor is an independent contractor, and not the employee, agent, joint venturer, or partner of ATDS for any purposes whatsoever. Advisor shall be solely responsible for any and all taxes related to the receipt of any compensation under this Agreement. Advisor is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, ATDS or to bind ATDS in any manner.

3.6 Mutual Cooperation. Advisor shall observe all rules, regulations, and security requirements of ATDS concerning the safety of persons and property, and the security of proprietary information. Advisor shall also make no improper or illegal use of any material non-public information to which Advisor may be exposed in the course of its performance of the Services. ATDS shall provide such access to its information and property as may be reasonably required in order to permit Advisor to perform its obligations hereunder.

3.7 Other Engagements. Advisor may provide the same or similar services to other clients. However, during and throughout the Term, Advisor shall not engage in any activities that would compete with the Business, including, without limitation, (i) founding or otherwise holding an equity interest (other than as a passive investor in a public company with no more than 2% ownership interest) in any business entity which directly competes with the Business operations pertaining to [N/A] without first obtaining the written consent of ATDS, which ATDS agrees to not unreasonably withhold or delay.

3.8 Non-Solicitation. During the Term and for one (1) year thereafter, Advisor will not solicit, entice, persuade, or induce any individual who is then, or has been within the preceding (6) six-month period, an employee or consultant of ATDS or any of its subsidiaries or affiliates to terminate his/her employment or consulting relationship with ATDS or any of its subsidiaries or affiliates or to become employed by or enter into contractual relations with any other individual or entity. Advisor shall not approach any such employee or consultant for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity.

3.9 Publicity. ATDS shall, with prior written approval from Advisor (which consent shall not be unreasonably withheld), have the right to use the name, biography, and picture of Advisor in a press release announcing the execution of this Agreement, as well as on ATDS’ website, social media accounts, and marketing and advertising materials. Such approval may be withdrawn by Advisor with written notice upon termination of this Agreement

IV

COMPENSATION

4.1 Stock Issuance. As full and complete consideration of the Services to be rendered hereunder, ATDS shall pay Advisor the Compensation described on Exhibit 4.1, attached hereto and incorporated herein by reference.

4.2 Reimbursement of Expenses. ATDS shall promptly reimburse Advisor for reasonable costs and expenses incurred by Advisor so long as (i) Advisor received pre-approval from the CEO or other executive officer of ATDS; (ii) the activities conducted were on the behalf and for the direct benefit of ATDS; and, (iii) Advisor furnishes to ATDS adequate records and other documents reasonably acceptable to ATDS evidencing such expenditure or cost and in line with accounting and/or IRS requirements.

4.3 Benefits. Advisor shall not be entitled to any benefits, coverages, or privileges, including, without limitation, social security, unemployment, medical, or pension payments, made available to employees of ATDS. Advisor acknowledges that ATDS will not withhold taxes on any amounts paid to Advisor hereunder and that Advisor is responsible for all tax withholding, social security, unemployment insurance and other similar payments. Advisor shall provide ATDS a copy of Advisor’s Form W-9 prior to any payment hereunder.

4.4 Independent Legal and Tax Advice. Advisor has been advised and Advisor hereby acknowledges that Advisor has been advised to obtain independent legal and tax advice regarding this Agreement and the grant of shares of ATDS stock hereunder.

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V

TERM AND TERMINATION

The “Term” of this Agreement shall be twelve (12) months from the Effective Date, and shall automatically renew for another twelve (12) months unless terminated by either Party. Either Party may terminate this Agreement at any time, for any reason and without prejudice to any right or remedy it may have, upon fifteen (15) days’ prior written notice to the other. Notwithstanding the foregoing, ATDS may terminate the Term, effective immediately upon receipt of written notice to Advisor, if the Board of Directors reasonably determines that Advisor breached or threatens to breach any provision of this Agreement. The provisions of Section 4.1 and Articles VI, VII, and VIII shall survive termination of this Agreement.

VI

PROPRIETARY INFORMATION AND WORK PRODUCT

6.1 Proprietary Information.

(a) Defined. ATDS has conceived, developed and owns, and continues to conceive and develop, certain property rights and information, including but not limited to its business plans and objectives; customer or prospective customer information; technology; inventions, whether or not patented; financial projections; marketing plans and materials; logos and designs; technical data; processes; know-how; algorithms; formulae; databases; computer programs and software; user interfaces; source and object codes; architectures and structures; display screens; layouts; development tools and instructions; templates; trade secrets; intangible assets; industrial or proprietary property rights which may or may not be related directly or indirectly to the Business; and, all documentation, media, or other tangible embodiment of or relating to any of the foregoing and all proprietary rights therein (collectively, the “Proprietary Information”).

(b) General Restrictions on Use. Advisor agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish or summarize, any Proprietary Information, except (i) during the consulting relationship to the extent authorized and necessary to carry out the Services; and, (ii) after termination of the consulting relationship, only as specifically authorized in writing by ATDS. Notwithstanding the foregoing, such restrictions shall not apply to information: (w) which Advisor can show was rightfully in Advisor’s possession at the time of disclosure by ATDS; (x) which Advisor can show was received from a third party who lawfully developed the information independently of ATDS or obtained such information from ATDS under conditions which did not require that it be held in confidence; (y) which Advisor is required by law (including statute, rule, regulation, order or other legal compulsion) to be disclosed, though only after providing ATDS with a reasonable opportunity to prevent such disclosure; and, (z) which, at the time of disclosure, is generally available to the public.

(c) Other Agreements. Advisor represents that retention as a member of the Advisory Board and performance under this Agreement does not, and shall not, breach any agreement that obligates Advisor to keep in confidence any Proprietary Information of any other party or to refrain from competing, directly or indirectly, with the business of any other party. Advisor further agrees to not disclose to ATDS any Proprietary Information of any other party.

(d) Return of Proprietary Information. Upon termination of this Agreement, Advisor shall promptly deliver to ATDS, at the sole cost and expense of ATDS, all Proprietary Information and Work Product in its possession or under its control, as well as all other property belonging to ATDS which is then in Advisor’s possession or under its control.

6.2 Work Product.

(a) Defined. All inventions, discoveries, computer programs, data, technology, designs, innovations, inventions, and improvements (whether or not patentable and whether or not copyrightable) related to the Business and which are made, conceived, reduced to practice, created, written, designed, or developed by Advisor, solely or jointly with others, during the Term and while actively serving as Advisor to ATDS, or thereafter if resulting directly or indirectly derived from Proprietary Information, shall be defined as “Work Product” hereunder.

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(b) Ownership and Assignment. ATDS shall be the sole owner of all such Work Product. Advisor hereby assigns to ATDS all Work Product and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefore, in the United States and elsewhere and appoints any officer of ATDS as Advisor’s duly authorized attorney to execute, file, prosecute, and protect the same before any government agency, court, or authority. Upon request of ATDS and at the expense of ATDS, Advisor shall execute further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Work Product to ATDS and to assist ATDS in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Work Product.

6.3 Specific Performance. Notwithstanding any other provision herein, in the event of a breach of the obligations of Advisor under this Article VI, Advisor hereby acknowledges that the ordinary remedies available at law would be insufficient, and, accordingly, ATDS shall be entitled to specific performance and injunctive relief in such event. Advisor agrees and acknowledges that such equitable relief would be in addition to any other legal remedies available to ATDS. The obligation set forth in this Article VI are in addition to, and not in place of, any other confidentiality agreement that Advisor may have in place with the ATDS or any affiliate of ATDS pursuant to any other agreement, contract, or understanding.

VII

INDEMNIFICATION

7.1 Indemnification by Advisor. Advisor hereby agrees to indemnify, defend, and hold harmless ATDS, its owners, officers, directors, shareholders, employees, affiliates, contractors, and agents, from any claim, loss, damage, liability, cost, or expense (including but not limited to reasonable attorneys’ fees as allowed by law), arising out of its negligence or willful misconduct or any breach of any representation or covenant made by Advisor in this Agreement.

7.2 Indemnification by ATDS. ATDS hereby agrees to indemnify, defend, and hold harmless Advisor from any claim, loss, damage, liability, cost, or expense (including but not limited to reasonable attorneys’ fees as allowed by law), arising out of its Services rendered hereunder, except where such claim, loss, damage, liability, cost, or expense is due, in whole or in part, to Advisor’s negligence or willful misconduct or any breach of any representation or covenant made by Advisor in this Agreement. Such indemnification shall be to the greatest extent permitted under applicable law, and in no event less than the indemnification provided to members of the Board of Directors of ATDS.

VIII

ADDITIONAL PROVISIONS

8.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

8.2 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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8.3 Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.4 Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the appropriate court in Wake County, North Carolina, shall be the sole jurisdiction and venue for the bringing of such action.

8.5 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.6 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

8.7 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

8.8 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

8.9 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

8.10 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.11 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

8.12 Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

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8.13 Consents, Approvals, and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires consent or approval to be given by a Party, or a Party must or may exercise discretion, the Parties agree that such consent or approval shall not be unreasonably withheld, conditioned, or delayed, and such discretion shall be reasonably exercised. Except as otherwise provided herein, if no response to a consent or request for approval is provided within ten (10) days from the receipt of the request, then the consent or approval shall be presumed to have been given.

8.14 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 8.14.

8.15 Notices.

8.15.1. Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

8.15.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

8.15.3. Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 8.15.

8.16 Disputes. The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Wake County, North Carolina, and the Parties agree to be bound by the arbitrator’s award, which may be filed in the appropriate court in Wake County, North Carolina. The Parties consent to the jurisdiction of North Carolina Courts for enforcement of this determination by arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross-examine the opposing Party’s witnesses, either through legal counsel, expert witnesses or both. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

8.17 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 8.17 shall not include any obligation to incur substantial expense or liability.

8.18 Excuse of Performance. Notwithstanding any other provisions contained herein, Advisor shall not be liable to ATDS, and shall not be deemed to be in default hereunder, for the failure to perform or provide any of the Services pursuant to this Agreement if such failure is a result of a labor dispute, act of God, pandemic, or any other event which is beyond the reasonable control of Advisor.

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8.19 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

IX

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties in Wake County, North Carolina, shall be effective as of and on the Effective Date. Each of the Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

ATDS:		ADVISOR:
DATA443 RISK MITIGATION, INC.,
a Nevada corporation		Signed:	/s/ OMKHARAN ARASARATNAM
		DATED:	07/28/2020
BY:	/s/ JASON REMILLARD
NAME:	Jason Remillard
TITLE:	CEO
DATED:	07/28/2020

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EXHIBIT 3.2

ADVISORY BOARD CHARTER

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EXHIBIT 4.1

STOCK ISSUANCE

Subject to the restrictions, forfeiture provisions, and other terms and conditions set forth below, ATDS shall issue to Advisor five million (5,000,000) shares of ATDS Common Stock (the “Shares”). The Parties hereby agrees as follows with regard to the Shares:

1. Transfer Restrictions. Advisor may only sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate, or otherwise dispose Shares which have been vested under Section 3, below.

2. Voting. Advisor shall only vote that number of Shares which have vested under Section 3, below.

3. Vesting. Shares shall vest in the amount of twenty-five percent (25%) on each (3) three-month anniversary of the Effective Date. If either Party terminates this Agreement at any time prior to the vesting of all of the Shares, then the remaining Shares shall vest, pro rata, for each month served since the most recent vesting date. Advisor shall forfeit any unvested Shares, and said forfeited Shares shall automatically revert back to the Company.

4. Early Vesting. Advisor shall be fully vested in all Shares in the event of the any of the following:

(a) The death of Advisor.

(b) The disability of Advisor, with disability defined as an illness or other disability that prevents Advisor from discharging his responsibilities to ATDS for a period of ninety (90) consecutive calendar days.

(c) The sale by ATDS of substantially all of its assets.

(d) The acquisition by any individual, entity, or group of beneficial ownership of more than 50% of the then outstanding shares of common stock of ATDS.

(e) The consummation of a reorganization, merger, or consolidation involving ATDS or any of its subsidiaries, in which ATDS is not the surviving entity.

5. Issuance of Shares. Certificates (or, book entry ownership) shall be issued to Advisor only when, and as, Shares become vested. Advisor understands, acknowledges, and agrees that certificates representing the vested Shares shall be “restricted shares” under applicable federal securities laws, and shall have endorsed on them a restrictive legend to this effect.

6. Investment Representations. Advisor acknowledges that ATDS is relying on the following representations, warranties, covenants, and acknowledgments to ensure that any Shares issued under the terms of this Agreement can be issued in reliance on exemptions from registration requirements under applicable federal and state securities laws:

(a) Advisor has been given sufficient access to information regarding ATDS, including the opportunity to ask questions of, and receive answers from, persons acting on behalf of ATDS and concerning the financial affairs, prospects, and condition of ATDS. Advisor has received and carefully reviewed the information and documentation relating to ATDS, including without limitation, the filings of ATDS with the SEC.

(b) Advisor has (i) substantial experience in evaluating and investing in securities of companies similar to ATDS; (ii) such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in ATDS; and, (iii) satisfied applicable requirements of the Securities Act of 1933 (the “Securities Act”) in order to be deemed an “accredited investor”.

(c) Advisor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Advisor will promptly notify ATDS in writing of any event that would, with the passage of time, make this statement untrue.

(d) Advisor is acquiring the Shares for its own account, for investment purposes only, and with no present intention of distributing, selling, or otherwise disposing of the Shares.

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